As filed with the Securities and Exchange Commission on February 17, 2006.


                                                      Registration No. 333-95807
                                                                       333-92163
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 7
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              --------------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)

                              --------------------

                             Telecom HOLDRSSM Trust
                      [Issuer with respect to the receipts]

     Delaware                       6211                     13-5674085
  (State or other             (Primary Standard           (I.R.S. Employer
   jurisdiction                  Industrial            Identification Number)
of incorporation or          Classification Code
   organization) Number)

                              --------------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                                   Copies to:

       Judith Witterschein, Esq.                Andrew B. Janszky, Esq.
          Corporate Secretary                   Shearman & Sterling LLP
 Merrill Lynch, Pierce, Fenner & Smith            599 Lexington Avenue
            Incorporated                        New York, New York 10022
           250 Vesey Street                          (212) 848-4000
       New York, New York 10281
            (212) 449-1000
(Name, address, including zip code, and
telephone number, including area code,
         of agent for service)

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|



================================================================================

PROSPECTUS



                               [GRAPHIC OMITTED]





                        1,000,000,000 Depositary Receipts
                             Telecom HOLDRSSM Trust

     The Telecom HOLDRSSM Trust issues Depositary Receipts called Telecom HOLDRSSM representing your undivided beneficial ownership in the common stock of a group of specified companies that are involved in various segments of the telecommunications industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Telecom HOLDRS in a round-lot amount of 100 Telecom HOLDRS or round-lot multiples. Telecom HOLDRS are separate from the underlying deposited common stocks that are represented by the Telecom HOLDRS. For a list of the names and the number of shares of the companies that make up a Telecom HOLDR, see "Highlights of Telecom HOLDRS--The Telecom HOLDRS" starting on page
10. The Telecom HOLDRS trust will issue Telecom HOLDRS on a continuous basis.

     Investing in Telecom HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

     Telecom HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Telecom HOLDRS are not interests in the Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without to act without negligence or bad faith.


     The Telecom HOLDRS are listed on the American Stock Exchange under the symbol "TTH". On February 15, 2006 the last reported sale price of Telecom HOLDRS on the American Stock Exchange was $29.20.



                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                              --------------------


                The date of this prospectus is February 16, 2006.


"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                                                           Page

                                Table of Contents

SUMMARY.......................................................................3
RISK FACTORS..................................................................4
HIGHLIGHTS OF TELECOM HOLDRS.................................................10
THE TRUST....................................................................17
DESCRIPTION OF TELECOM HOLDRS................................................17
DESCRIPTION OF THE UNDERLYING SECURITIES.....................................18
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT................................20
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES................................24
ERISA CONSIDERATIONS.........................................................28
PLAN OF DISTRIBUTION.........................................................28
LEGAL MATTERS................................................................29
WHERE YOU CAN FIND MORE INFORMATION..........................................29



                              --------------------

     This prospectus contains information you should consider when making your investment decision. With respect to information about Telecom HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Telecom HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Telecom HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Telecom HOLDRS or of the underlying securities through an investment in the Telecom HOLDRS.

                                     SUMMARY


     The Telecom HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Telecom HOLDRS, and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the telecommunications industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Telecom HOLDRS is specified under "Highlights of Telecom HOLDRS--The Telecom HOLDRS." This group of common stocks, and the securities of any company that may be added to the Telecom HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 12 companies included in the Telecom HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Telecom HOLDRS are separate from the underlying common stocks that are represented by the Telecom HOLDRS. On February 14, 2006 there were 11,848,000 Telecom HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Telecom HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Telecom HOLDRS, including the risks associated with a concentrated investment in the telecommunications industry.

General Risk Factors

o Loss of investment. Because the value of Telecom HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Telecom HOLDRS if the underlying securities decline in value.

o Discount trading price. Telecom HOLDRS may trade at a discount to the aggregate value of the underlying securities.

o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Telecom HOLDRS or other corporate events, such as mergers, a Telecom HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Telecom HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

o Not necessarily representative of the telecommunications industry. At the time of the initial offering, the companies included in the Telecom HOLDRS were generally considered to be involved in various segments of the telecommunications industry, however, the underlying securities and the Telecom HOLDRS may not necessarily follow the price movements of the entire telecommunications industry. If the underlying securities decline in value, your investment in the Telecom HOLDRS will decline in value, even if common stock prices in the telecommunications industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Telecom HOLDRS may not be involved in the telecommunications industry. In this case, the Telecom HOLDRS may not consist of securities issued only by companies involved in the telecommunications industry.

o Not necessarily comprised of solely telecommunication companies. As a result of distributions of securities by companies included in the Telecom HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Telecom HOLDRS and that are not involved in the telecommunications industry may be included in the Telecom HOLDRS. The securities of a new company will only be distributed from the Telecom HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the Telecom HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Telecom HOLDRS provides no assurance that each new company included in the Telecom HOLDRS will be involved in the telecommunications industry. Currently, the underlying securities included in the Telecom HOLDRS are represented in the Telecommunication Services GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Telecom HOLDRS, and yet not be involved in the telecommunications industry. In addition, the GICS sector classifications of securities included in the Telecom HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Telecom HOLDRS, which may also result in the inclusion in the Telecom HOLDRS of the securities of a new company that is not involved in the telecommunications industry.

o No investigation of underlying securities. The underlying securities initially included in the Telecom HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the telecommunications industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Telecom HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Telecom HOLDRS may not necessarily be a diversified investment in the telecommunications industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Telecom HOLDRS may also reduce diversification. Telecom HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security, or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Telecom HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Telecom HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Telecom HOLDRS will involve payment of a cancellation fee to the trustee.

o Trading halts. Trading in Telecom HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Telecom HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Telecom HOLDRS, you will not be able to trade Telecom HOLDRS and you will only be able to trade the underlying securities if you cancel your Telecom HOLDRS and receive each of the underlying securities.

o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Telecom HOLDRS. If the Telecom HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Telecom HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Telecom HOLDRS are delisted. There are currently 12 companies whose securities are included in the Telecom HOLDRS.

o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Telecom HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide in investment banking or other services for issuers of the underlying securities.

o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Telecom HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Telecommunications Industry

o Telecommunications companies' stock prices have been and will likely continue to be extremely volatile which will directly affect the price volatility of the Telecom HOLDRS and you could lose all or part of your investment. Telecommunications companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including:

o    failure to integrate or realize projected benefits from acquisitions;

o    acquisition-related announcements;

o    announcements of new contracts, technological innovations or new products;

o    changes in government regulations;

o    fluctuations in quarterly and annual operating results; and

o    general market conditions.

As a result, the value of your investment may be subject to significant decreases over short periods of time. In addition, the trading prices of some telecommunications companies' stocks in general have experienced extreme price and volume fluctuations. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many telecommunications companies' stock prices are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of these companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations my not be sustained. Any negative change in the public's perception of the prospects of telecommunications companies, generally, could depress the stock prices of a telecommunications company regardless of telecommunications companies' results. The sharp decline in the market price of many telecommunications and telecommunications-related companies' stocks since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of telecommunications companies' common stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of telecommunication companies' stocks.


o As a result of fluctuations in the trading prices of the companies included in the Telecom HOLDRS, the trading price of Telecom HOLDRS has fluctuated significantly. The initial offering price of a Telecom HOLDR, on January 31, 2000, was $89.60 and during 2005, the price of a Telecom HOLDR reached a high of $28.40 and a low of $24.92.


o Many telecommunications companies are highly leveraged and must raise additional capital to implement their business strategies. The business strategies of many telecommunications companies are focused on acquisitions and extensive capital expenditures. Implementing such strategies has resulted in the incurrence of substantial debt obligations and the regular need to incur additional debt. As a result of high levels of debt, these telecommunications companies will need significant cash to service existing debt obligations, which could reduce funds available to implement their business strategies. Telecommunications companies may not be able to obtain additional financing or may not be able to obtain it on a timely basis or on favorable terms. There can be no assurance that telecommunications companies will be able to service their debt, refinance existing debt or raise additional financing necessary to implement key aspects of their business strategies or continue their operations.

o A decline in information technology spending may result in a decrease in revenues or lower the growth rate of the companies whose securities are included in Telecom HOLDRS. A decline in the demand for information technology among current and prospective customers of the companies included in Telecom HOLDRS may result in decreased revenues or a lower growth rate for these companies because their sales depend, in part, on their customers' level of funding for new or additional information technology systems and services. Moreover, demand for these telecom companies' products and services may be reduced by a decline in overall demand for computer software and services. Recently, many of the companies whose common stocks are included in the Telecom HOLDRS were adversely affected by the general economic slowdown and by an abrupt decline in demand for many telecommunications products and services. This has had a significant negative impact on the market price of Telecom HOLDRS and has resulted in bankruptcy filings or balance sheet reorganizations of some of the companies whose common stocks are included in the Telecom HOLDRS. An economic downturn or other negative telecommunication's trends may cause customers of the companies included in the Telecom HOLDRS to reduce or eliminate information technology spending and cause price erosion throughout the telecom industry.

o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many telecommunications companies are active acquirors of other companies as part of their business plans. There can be no assurance that telecommunications companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can be no assurance that telecommunications companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, telecommunications companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

o Inability to manage rapid growth could adversely affect financial reporting, customer service and revenues. Many telecommunications companies are rapidly expanding their networks and operations. This expansion has placed and will continue to place significant demands on the operating, financial control and billing systems, customer support, sales and marketing and administrative resources and network infrastructure of many telecommunications companies. This growth will require many telecommunications companies to enhance management, financial and information systems and to effectively develop and train their employee base.

o Changes in the regulatory environments in which telecommunications companies operate could affect their ability to offer products and services. Communications services and products are subject to significant regulation at the federal, state, local and international levels. Delays in receiving required regulatory approvals and licenses or the enactment of new and adverse regulatory requirements may have a material adverse effect upon the ability of telecommunications companies to continue to offer existing and new products and services. In addition legislative, judicial, and regulatory agency actions could negatively affect the ability of many telecommunications companies to maintain required licenses or renew licenses upon their expiration.

o If telecommunications companies do not adapt to the rapid changes in the industry, they could lose customers or market share. The telecommunications industry is changing rapidly due to, among other factors, deregulation initiatives in many countries, privatization of monopoly government telecommunications providers, technological improvements, expansion of telecommunications infrastructure and the globalization of the world's economies and trade. This period of rapid technological evolution is marked by the introduction of new products and services and increased availability of transmission capacity, as well as the increasing utilization of Internet-based technologies for voice and data transmission. The success of telecommunications companies will depend substantially on their ability to predict which of the many possible networks, products and services will be important to finance, establish and maintain. In particular, as telecommunications companies expand and develop their network further, they will become increasingly exposed to the risks associated with the relative effectiveness of their technology and equipment. The cost of implementation of technologies could be significant, and there can be no assurances that a telecommunications company will select appropriate technology and equipment or that it will obtain appropriate new technology on a timely basis or on satisfactory terms. The failure to obtain effective technology and equipment may adversely affect a telecommunications company ability to offer competitive products and services and the viability of its operations.

o Virtually every aspect of the telecommunications industry is extremely competitive which could adversely affect the business, results of operations and financial conditions of many telecommunications companies. Many telecommunications companies face significant competition from other telecommunications companies with greater or equal market share and financial resources. Many telecommunications companies compete domestically and internationally with incumbent telecommunications providers, some of which have special regulatory status and exclusive rights to provide certain services, and all which have historically dominated local telecommunications. Many telecommunications companies also compete with long distance carriers for the provision of long distance services. Sometimes the incumbent telecommunications provider offers both local and long distance services. A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new and larger competitors.

o Inability to offer long distance on a profitable basis could adversely affect the revenues of many telecommunications companies. Many telecommunications companies offer domestic and international long distance services. The long distance market is extremely competitive. The risks associated with this market include the following:

     o the need to engage in significant price competition and discounting to attract and retain customers;

     o    high average customer turnover rates;

     o reliance on other carriers for a portion of transmission and termination services; and

     o    difficulty in estimating future supply and demand.

o Inability to predict traffic volume could adversely affect the revenues of many telecommunications companies. Some telecommunications companies offering long distance services enter into long-term agreements for leased capacity on the land based or undersea cable and switches of other telecommunications companies. If capacity is leased in anticipation of traffic volumes that do not reach expected levels, telecommunications companies will have to pay for transmission capacity without corresponding revenues. Also, additional fees are often charged when a telecommunications company under-utilizes the capacity it leases. Conversely, if a telecommunications company underestimates its need for capacity, it often must obtain additional transmission capacity through more expensive sources.

o System failures, interruptions or shutdowns may cause loss of customers. The success of many telecommunications companies depends upon their ability to deliver reliable, high-speed telecommunications service over their networks. The companies' networks are vulnerable to damage or cessation of operations from fire, earthquakes, severe storms, power loss and similar events, particularly if such events occur within a high traffic location of the network. As many of telecommunications companies increase both their capacity and reach, and as traffic volume continues to increase, they will be faced with increasing demands and challenges in managing circuit capacity and traffic management systems. Any prolonged failure of communications networks or other systems or hardware that causes interruptions to operations could seriously damage the reputation of such telecommunications companies and result in customer attrition and financial losses.

o Many telecommunications companies may not be able to implement billing and customer information systems effectively and on schedule which could adversely affect their growth and ability to bill and receive payments from customers. Sophisticated billing and information systems are vital to the growth of many telecommunications companies and their ability to bill and receive payments from customers, reduce credit exposure and monitor costs. If these systems are not effectively implemented or are delayed, call details may not be accurately recorded and customer bills may not be generated promptly or accurately. This would adversely affect the business of these telecommunications companies since they would not be able to promptly collect on customer balances due them.

o The international operations and investments of many telecommunication companies expose them to risks associated with the instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The risks that telecommunications companies' international operations and investments are exposed to include:

     o    general economic, social and political conditions;

     o the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

     o differing tax rates, tariffs, exchange controls or other similar restrictions;

     o    currency fluctuations; and

     o changes in and compliance with domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

o Many telecommunications companies are dependent on their ability to continue to retain and attract highly skilled technical and managerial personnel to develop and operate their businesses. The success of many telecommunications companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for such personnel and relationships is intense, especially in emerging markets. There is no certainty that any of these telecommunications companies will be able to continue to attract and retain qualified personnel.

                          HIGHLIGHTS OF TELECOM HOLDRS


     This discussion highlights information regarding Telecom HOLding Company Depositary ReceiptS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Telecom HOLDRS.


Issuer.............................     Telecom HOLDRS Trust.

The trust..........................     The Telecom HOLDRS Trust was formed
                                        under the depositary trust agreement,
                                        dated as of January 24, 2000 among The
                                        Bank of New York, as trustee, Merrill
                                        Lynch, Pierce, Fenner & Smith
                                        Incorporated, other depositors and the
                                        owners of the Telecom HOLDRS and was
                                        amended on November 22, 2000. The trust
                                        is not a registered investment company
                                        under the Investment Company Act of
                                        1940.

Initial depositor..................     Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated.

Trustee............................     The Bank of New York, a New York state-
                                        chartered banking organization, is the
                                        trustee and receives compensation as set forth in the depositary trust agreement.
                                        The Trustee is responsible for receiving deposits of underlying securities and delivering Telecom HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Telecom HOLDRS.

Purpose of Telecom HOLDRS..........     Telecom HOLDRS are designed to achieve
                                        the following:

                                        Diversification. Telecom HOLDRS are
                                        designed to allow you to diversify your
                                        investment in the telecommunications
                                        industry through a single,
                                        exchange-listed instrument representing
                                        your undivided beneficial ownership of
                                        the underlying securities.

                                        Flexibility. The beneficial owners of
                                        Telecom HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Telecom HOLDRS, and can cancel their Telecom HOLDRS to receive each of the underlying securities represented by the Telecom HOLDRS.

                                        Transaction costs. The expenses
                                        associated with buying and selling
                                        Telecom HOLDRS in the secondary market
                                        are expected to be less than separately
                                        buying and selling each of the
                                        underlying securities in a traditional
                                        brokerage account with transaction-based charges.


Trust assets.......................     The trust holds shares of common stock
                                        issued by specified companies that, when initially selected, were involved in the telecommunications industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change.
                                        Reconstitution events are described in
                                        this prospectus under the heading
                                        "Description of the Depositary Trust
                                        Agreement-- Distributions" and
                                        "--Reconstitution events." There are
                                        currently 12 companies included in the
                                        Telecom HOLDRS.


                                        The trust's assets may increase or
                                        decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Telecom HOLDRS.................     The trust has issued and may continue to
                                        issue, Telecom HOLDRS that represent an
                                        undivided beneficial ownership interest
                                        in the shares of U.S.-
                                        traded common stock that are held by the trust. The Telecom HOLDRS themselves are separate from the underlying securities that are represented by the Telecom
                                        HOLDRS.

                                        The following chart provides:


                                        o  the names of the 12 issuers of the
                                           underlying securities currently
                                           represented by a Telecom HOLDRS,


                                        o  the stock ticker symbols,

                                        o  the share amounts currently
                                           represented by a round-lot of 100
                                           Telecom HOLDRS, and

                                        o  the principal U.S. market on which
                                           the securities of the selected
                                           companies are traded.



                                                        Share        Primary
Name of Company(1)                          Ticker     Amounts    Trading Market
----------------------------------------   ---------  ----------  --------------
ALLTEL Corp.                                  AT             2       NYSE
AT&T Inc.                                     T        30.8971       NYSE
BCE Inc.                                     BCE             5       NYSE
BellSouth Corp.                              BLS            15       NYSE
Cincinnati Bell Inc.                         CBB             2       NYSE
CenturyTel, Inc.                             CTL             1       NYSE
Level 3 Communications, Inc.                LVLT             3       NASDAQ
Qwest Communications, International, Inc.     Q        12.9172       NYSE
Sprint Nextel Corporation                     S        16.6050       NYSE
Telephone and Data Systems, Inc.             TDS             1       AMEX
Telephone and Data Systems, Inc. - Special   TDS-S           1       AMEX
Verizon Communications                       VZ          21.76       NYSE

(1) As a result of the merger of SBC Communications and AT&T Corp, AT&T Corp is no longer an underlying security of the Telecom HOLDRS. For each share held of AT & T Corp (NYSE: "T"), shareholders received 0.77942 shares of SBC Communications, Inc (NYSE: "SBC"). For the 5 shares of AT & T Corp per 100 share round lot of Telecom HOLDRS, The Bank of New York received 3.8971 shares of SBC Communications, Inc. Effective November 21, 2005, SBC Communications changed its name and CUSIP to AT & T Inc. (NYSE: "T").

                                        The companies whose common stocks were
                                        included in the Telecom HOLDRS at the
                                        time the Telecom HOLDRS were originally
                                        issued generally were considered to be
                                        among the 20 largest and most liquid
                                        companies involved in the
                                        telecommunications industry as measured
                                        by market capitalization and trading
                                        volume on December 15, 1999. The market
                                        capitalization of a company is
                                        determined by multiplying the market
                                        price of its common stock by the number
                                        of outstanding shares of its common
                                        stock.

                                        The trust only will issue and cancel,
                                        and you only may obtain, hold, trade or
                                        surrender, Telecom HOLDRS in a round-lot of 100 Telecom HOLDRS and round-lot multiples. The trust will only issue Telecom HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Telecom HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS.

----------------------------

                                        The number of outstanding Telecom HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Telecom HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases..........................     You may acquire Telecom HOLDRS in two
                                        ways:

                                        o  through an in-kind deposit of
                                           the required number of shares
                                           of common stock of the
                                           underlying issuers with the
                                           trustee, or

                                        o  through a cash purchase in the
                                           secondary trading market.

Issuance and cancellation fees.....     If you wish to create Telecom HOLDRS by
                                        delivering to the trust the requisite
                                        shares of common stock represented by a
                                        round-lot of 100 Telecom HOLDRS, The
                                        Bank of New York as trustee will charge
                                        you an issuance fee of up to $10.00 for
                                        each round-lot of 100 Telecom HOLDRS. If you wish to cancel your Telecom HOLDRS and withdraw your underlying securities,
                                        The Bank of New York as trustee will
                                        charge you a cancellation fee of up to
                                        $10.00 for each round-lot of 100 Telecom
                                        HOLDRS.

Commissions........................     If you choose to deposit underlying
                                        securities in order to receive Telecom
                                        HOLDRS, you will be responsible for
                                        paying any sales commission associated
                                        with your purchase of the underlying
                                        securities that is charged by your
                                        broker, in addition to the issuance fee
                                        charged by the trustee described above.

Custody fees.......................     The Bank of New York, as trustee and as
                                        custodian, will charge you a quarterly
                                        custody fee of $2.00 for each round-lot
                                        of 100 Telecom HOLDRS, to be deducted
                                        from any cash dividend or other cash
                                        distributions on underlying securities
                                        received by the trust. With respect to
                                        the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Telecom HOLDRS..     You have the right to withdraw the
                                        underlying securities upon request by
                                        delivering a round- lot or integral
                                        multiple of a round-lot of Telecom
                                        HOLDRS to the trustee, during the
                                        trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Telecom
                                        HOLDRS would otherwise require the
                                        delivery of a fractional share, the
                                        trustee will sell the fractional share
                                        in the market and the trust, in turn,
                                        will deliver cash in lieu of such
                                        fractional share. Except with respect to the right to vote for dissolution of the trust, the Telecom HOLDRS themselves will not have voting rights.

Rights relating to the underlying
securities.........................     Telecom HOLDRS represents your
                                        beneficial ownership of the underlying
                                        securities. Owners of Telecom HOLDRS
                                        have the same rights and privileges as
                                        if they owned the underlying securities
                                        beneficially outside of Telecom HOLDRS.
                                        These include the right to instruct the
                                        trustee to vote the
                                        underlying securities or you may attend
                                        shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge
                                        Telecom HOLDRS and the right to
                                        surrender Telecom HOLDRS to receive the
                                        underlying securities. Telecom HOLDRS
                                        does not change your beneficial
                                        ownership in the underlying securities
                                        under United States federal securities
                                        laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.
                                        As a result, you have the same
                                        obligations to file insider trading
                                        reports that you would have if you held
                                        the underlying securities outside of
                                        Telecom HOLDRS. However, due to the
                                        nature of Telecom HOLDRS, you will not
                                        be able to participate in any dividend
                                        reinvestment program of an issuer of
                                        underlying securities unless you cancel
                                        your Telecom HOLDRS (and pay the
                                        applicable fees) and receive all of the
                                        underlying securities.

                                        A holder of Telecom HOLDRS is not a
                                        registered owner of the underlying
                                        securities. In order to become a
                                        registered owner, a holder of Telecom
                                        HOLDRS would need to surrender their
                                        Telecom HOLDRS, pay the applicable fees
                                        and expenses, receive all of the
                                        underlying securities and follow the
                                        procedures established by the issuers
                                        of the underlying securities for
                                        registering their securities in the
                                        name of such holder.

                                        You retain the right to receive any
                                        reports and communications that the
                                        issuers of underlying securities are
                                        required to send to beneficial owners
                                        of their securities. As such, you will
                                        receive such reports and communications
                                        from the broker through which you hold
                                        your Telecom HOLDRS in the same manner
                                        as if you beneficially owned your
                                        underlying securities outside of
                                        Telecom HOLDRS in "street name" through
                                        a brokerage account. The trustee will
                                        not attempt to exercise the right to
                                        vote that attaches to, or give a proxy
                                        with respect to, the underlying
                                        securities other than in accordance
                                        with your instructions.

                                        The depositary trust agreement entitles
                                        you to receive, subject to certain
                                        limitations and net of any fees and
                                        expenses of the trustee, any
                                        distributions of cash (including
                                        dividends), securities or property made
                                        with respect to the underlying
                                        securities. However, any distribution
                                        of securities by an issuer of
                                        underlying securities will be deposited
                                        into the trust and will become part of
                                        the underlying securities unless the
                                        distributed securities are not listed
                                        for trading on a U.S. national
                                        securities exchange or through the
                                        Nasdaq National Market System or the
                                        distributed securities have a Standard
                                        & Poor's GICS sector classification
                                        that is different from the GICS sector
                                        classifications represented in the
                                        Telecom HOLDRS at the time of the
                                        distribution. In addition, if the
                                        issuer of underlying securities offers
                                        rights to acquire additional underlying
                                        securities or other securities, the
                                        rights may be distributed to you, may
                                        be disposed of for your benefit, or may
                                        lapse.

                                        There may be a delay between the time
                                        any cash or other distribution is
                                        received by the trustee with respect to
                                        the underlying securities and the time
                                        such cash or other distributions are
                                        distributed to you. In addition, you
                                        are not entitled to any interest on any
                                        distribution by reason of any delay in
                                        distribution by the trustee. If any tax
                                        or other governmental charge becomes
                                        due with respect to Telecom HOLDRS or
                                        any underlying securities, you will be
                                        responsible for paying that tax or
                                        governmental charge.

                                        If you wish to participate in a tender
                                        offer for any of the underlying
                                        securities, or any form of stock
                                        repurchase program by an issuer of an
                                        underlying
                                        security, you must surrender your
                                        Telecom HOLDRS (and pay the applicable
                                        fees and expenses) and receive all of
                                        your underlying securities in exchange
                                        for your Telecom HOLDRS. For specific
                                        information about obtaining your
                                        underlying securities, you should read
                                        the discussion under the caption
                                        "Description of the Depositary Trust
                                        Agreement -Withdrawal of underlying
                                        securities."

Ownership rights in fractional shares
in the underlying securities........... As a result of distributions of securities by companies included in the
                                        Telecom HOLDRS or other corporate
                                        events, such as mergers, a Telecom
                                        HOLDR may represent an interest in a
                                        fractional share of an underlying
                                        security. You are entitled to receive
                                        distributions proportionate to your
                                        fractional shares. In addition, you are
                                        entitled to receive proxy materials and
                                        other shareholder communications and
                                        you are entitled to exercise voting
                                        rights proportionate to your fractional
                                        shares. The trustee will aggregate the
                                        votes of all of the share fractions
                                        represented by Telecom HOLDRS and will
                                        vote the largest possible number of
                                        whole shares. If, after aggregation,
                                        there is a fractional remainder, this
                                        fraction will be ignored, because the
                                        issuer will only recognize whole share
                                        votes. For example, if 100,001
                                        round-lots of 100 Telecom HOLDRS are
                                        outstanding and each round-lot of 100
                                        Telecom HOLDRS represents 1.75 shares
                                        of an underlying security, there will
                                        be 175,001.75 votes of the underlying
                                        security represented by Telecom HOLDRS.
                                        If holders of 50,000 round-lots of 100
                                        Telecom HOLDRS vote their underlying
                                        securities "yes" and holders of 50,001
                                        round-lots of 100 Telecom HOLDRS vote
                                        their underlying securities "no", there
                                        will be 87,500 affirmative votes and
                                        87,501.75 negative votes. The trustee
                                        will ignore the .75 negative votes and
                                        will deliver to the issuer 87,500
                                        affirmative votes and 87,501 negative
                                        votes.

Reconstitution events..............     The depository trust agreement provides
                                        for the automatic distribution of
                                        underlying securities from the Telecom
                                        HOLDRS to you in the following four
                                        circumstances:

                                        A.  If an issuer of underlying
                                            securities no longer has a class of
                                            securities registered under section
                                            12 of the Securities Exchange Act of
                                            1934, then the trustee will
                                            distribute the shares of that
                                            company to the owners of the Telecom
                                            HOLDRS.

                                        B.  If the SEC finds that an issuer of
                                            underlying securities should be
                                            registered as an investment company
                                            under the Investment Company Act of
                                            1940, and the trustee has actual
                                            knowledge of the SEC finding, then
                                            its securities will no longer be an
                                            underlying security and the trustee
                                            will distribute the shares of that
                                            company to the owners of the Telecom
                                            HOLDRS.

                                        C.  If the underlying securities of an
                                            issuer cease to be outstanding as a
                                            result of a merger, consolidation,
                                            or other corporate combination or
                                            other event, the trustee will
                                            distribute the consideration paid by
                                            and received from the acquiring
                                            company or the securities received
                                            in exchange for the securities of
                                            the underlying issuer whose
                                            securities cease to be outstanding
                                            to the beneficial owners of Telecom
                                            HOLDRS, only if the distributed
                                            securities have a different Standard
                                            & Poor's GICS sector classification
                                            than any of the underlying
                                            securities represented in the
                                            Telecom HOLDRS at the time of the
                                            distribution or exchange or if the
                                            securities received are not listed
                                            for trading on a U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System. In
                                            any other case, the additional
                                            securities
                                            received will be deposited into the
                                            trust.

                                        D.  If an issuer's underlying securities
                                            are delisted from trading on a U.S.
                                            national securities exchange or
                                            through the Nasdaq National Market
                                            System and are not listed for
                                            trading on another U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System within
                                            five business days from the date the
                                            securities are delisted.

                                        To the extent a distribution of
                                        underlying securities from the Telecom
                                        HOLDRS is required as a result of a
                                        reconstitution event, the trustee will
                                        deliver the underlying security to you
                                        as promptly as practicable after the
                                        date that the trustee has knowledge of
                                        the occurrence of a reconstitution
                                        event.

                                        In addition, securities of a new company will be added to the Telecom HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard and Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Telecom HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                        It is anticipated, as a result of the
                                        broadly defined Standard & Poor's GICS
                                        sectors, that most distributions or
                                        exchanges of securities will result in
                                        the inclusion of new securities in
                                        Telecom HOLDRS. The trustee will review
                                        the Standard & Poor's GICS sector
                                        classifications of securities to
                                        determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Telecom HOLDRS or distributed to you.

Standard & Poor's sector
classifications....................     Standard & Poor's Corporation is an
                                        independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.
                                        The GICS classification standards were
                                        exclusively effective as of January 2,
                                        2002. There are 10 Standard & Poor's
                                        GICS sectors and each class of publicly
                                        traded securities of a company is given
                                        only one GICS sector classification. The securities included in the Telecom
                                        HOLDRS are currently represented in the
                                        Telecommunication Services GICS sector.
                                        The Standard & Poor's GICS sector
                                        classifications of the securities
                                        included in the Telecom HOLDRS may
                                        change over time if the companies that
                                        issued these securities change their
                                        focus of operations or if Standard &
                                        Poor's alters the criteria it uses to
                                        determine GICS sectors, or both.

Termination events.................     A.  The Telecom HOLDRS are delisted
                                            from the American Stock Exchange and
                                            are not listed for trading on
                                            another U.S. national securities
                                            exchange or through the Nasdaq
                                            National Market System within five
                                            business days from the date the
                                            Telecom HOLDRS are delisted.

                                        B.  The trustee resigns and no successor
                                            trustee is appointed within 60 days
                                            from the date the trustee provides
                                            notice to Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated, as
                                            initial depositor, of its intent
                                            to resign.

                                        C.  Beneficial owners of at least 75% of
                                            outstanding Telecom HOLDRS vote
                                            to dissolve and liquidate the trust.

                                        If a termination event occurs, the
                                        trustee will distribute the underlying
                                        securities as promptly as practicable
                                        after the termination event.

                                        Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Telecom HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States Federal income tax
consequences.......................     The United States federal income tax
                                        laws will treat a U.S. holder of Telecom
                                        HOLDRS as directly owning the underlying securities. The Telecom HOLDRS themselves will not result in any United
                                        States federal income tax consequences
                                        separate from the tax consequences
                                        associated with ownership of the
                                        underlying securities.

Listing............................     The Telecom HOLDRS are listed on the
                                        American Stock Exchange under the symbol
                                        "TTH." On February 15, 2006, the last
                                        reported sale price of the Telecom
                                        HOLDRS on the American Stock Exchange
                                        was $29.20.

Trading............................     Investors are only able to acquire,
                                        hold, transfer and surrender a round-lot of 100 Telecom HOLDRS. Bid and ask prices, however, are quoted per single
                                        Telecom HOLDRS.

Clearance and settlement...........     Telecom HOLDRS have been issued only in
                                        book-entry form. Telecom HOLDRS are
                                        evidenced by one or more global
                                        certificates that the trustee has
                                        deposited with The Depository Trust
                                        Company, referred to as DTC. Transfers
                                        within DTC will be in accordance with
                                        DTC's usual rules and operating
                                        procedures. For further information see
                                        "Description of Telecom HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Telecom HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Telecom HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Telecom HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of January 24, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Telecom HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

     The Telecom HOLDRS trust is intended to hold deposited shares for the benefit of owners of Telecom HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040 or earlier if a termination event occurs.

                          DESCRIPTION OF TELECOM HOLDRS

     The trust has issued Telecom HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Telecom HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Telecom HOLDRS in a round-lot of 100 Telecom HOLDRS and round-lot multiples. The trust will only issue Telecom HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Telecom HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS.

     Telecom HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Telecom HOLDRS--The Telecom HOLDRS."

     Beneficial owners of Telecom HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Telecom HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Telecom HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Telecom HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Telecom HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Telecom HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

     Telecom HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Telecom HOLDRS are available only in book-entry form. Owners of Telecom HOLDRS may hold their Telecom HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various segments of the telecommunications industry and whose common stock is registered under section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities were as of December 15, 1999, among the largest capitalized and most liquid companies in the telecommunications industry as measured by market capitalization and trading volume.

     The Telecom HOLDRS may no longer consist exclusively of securities issued by companies involved in the telecommunications industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the telecommunications industry and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Telecom HOLDRS, please refer to "Highlights of Telecom HOLDRS-- The Telecom HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Telecom HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table sets forth the composite performance of all of the 12 underlying securities represented by a single Telecom HOLDR, measured at the close of the business day on November 17, 1998, and thereafter as of the end of each month through February 14, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.



    1998         Price         1999       Price        2000        Price       2001       Price
    ----         -----         ----       -----        ----        ------      ----      ------
November 17..... 45.48    January 29..... 51.79    January 31..... 57.29    January 31... 48.01
November 30..... 45.46    February 26.... 51.36    February 29.... 51.84    February 28.. 44.69
December 31..... 49.94    March 31....... 49.71    March 31....... 57.61    March 30..... 42.67
                          April 30....... 56.23    April 28....... 56.43    April 30..... 43.92
                          May 28......... 55.20    May 31......... 53.55    May 31....... 43.61
                          June 30........ 57.22    June 30........ 52.31    June 29...... 41.77
                          July 30........ 56.02    July 31........ 47.08    July 31...... 43.08
                          August 31...... 50.88    August 31...... 46.39    August 31.... 39.51
                          September 30... 54.81    September 29... 48.97    September 28. 42.22
                          October 29..... 60.04    October 31..... 53.72    October 31... 36.45
                          November 30.... 59.29    November 30.... 48.80    November 30.. 36.31
                          December 31.... 59.24    December 29.... 45.40    December 31.. 36.81


      2002       Price      2003          Price      2004         Price     2005        Price
      ----       -----      ----          -----      ----         -----     ----        -----
January 31...... 35.15    January 31..... 24.53   January 30..... 26.67   January 31... 26.72
February 28..... 34.30    February 28.... 22.28   February 27.... 26.44   February 28.. 26.82
March 28........ 33.75    March 31....... 22.07   March 31....... 26.19   March 31..... 26.48
April 30........ 28.99    April 30....... 24.28   April 30....... 26.06   April 29..... 26.43
May 31.......... 31.20    May 30......... 25.86   May 28......... 24.89   May 31....... 26.93
June 28......... 27.56    June 30........ 26.54   June 30........ 25.55   June 30...... 27.20
July 31......... 23.91    July 31........ 24.42   July 30........ 26.83   July 29...... 27.92
August 30....... 22.78    August 29...... 24.33   August 31...... 27.16   August 31.... 27.16
September 30.... 19.07    September 30... 23.34   September 30... 27.52   September 30. 26.89
October 31...... 25.16    October 31..... 24.79   October 29..... 27.36   October 31... 26.27
November 29..... 28.00    November 28.... 24.15   November 30.... 28.32   November 30.. 27.33
December 31..... 26.41    December 31.... 26.18   December 31.... 28.95   December 30.. 26.45


    2006            Price
   ----             -----
January 31          27.43
February 14         29.03



                               [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of January 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Telecom HOLDRS, provides that Telecom HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

     The trustee. The Bank of New York serves as trustee for the Telecom HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Telecom HOLDRS. You may create and cancel Telecom HOLDRS only in round-lots of 100 Telecom HOLDRS. You may create Telecom HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Telecom HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Telecom HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS. Similarly, you must surrender Telecom HOLDRS in integral multiples of 100 Telecom HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Telecom HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Telecom HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Telecom HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Telecom HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Telecom HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to Telecom HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Telecom HOLDRS to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Telecom HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Telecom HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the depositary trust agreement, securities of a new company will be added to the Telecom HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Telecom HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Telecom HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Telecom HOLDRS will be distributed from the Telecom HOLDRS to you.

     Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Telecom HOLDRS are currently represented in the Telecommunication Services GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Telecom

HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Telecom HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Telecom HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Telecom HOLDRS.

     Further issuances of Telecom HOLDRS. The depositary trust agreement provides for further issuances of Telecom HOLDRS on a continuous basis without your consent.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Telecom HOLDRS will surrender their Telecom HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Telecom HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Telecom HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Telecom HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Telecom HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Telecom HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Telecom HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Telecom HOLDRS.

     Issuance and cancellation fees. If you wish to create Telecom HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS. If you wish to cancel your Telecom HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Telecom HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

     Governing law. The depositary trust agreement and the Telecom HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Telecom HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Telecom HOLDRS for:

o    an individual who is a citizen or resident of the United States;

o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;

o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and


o any individual, corporation, estate or trust that is not U.S. receipt holder (a "non-U.S. receipt holder").


     If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Telecom HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Telecom HOLDRS, and partners in such partnerships, should consult their tax advisors.


     This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Telecom HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Telecom HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.


Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Telecom HOLDRS

     A receipt holder purchasing and owning Telecom HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Telecom HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     Qualified dividend income received in respect of Telecom HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Telecom HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Telecom HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Telecom HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Telecom HOLDRS. Similarly, with respect to sales of Telecom HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Telecom HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Telecom HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Telecom HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

     If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

     As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

     o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

     o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

     o    a corporation that is incorporated in a possession of the United
          States

but will not include:

     o    a passive foreign investment company (as defined below),
     o a foreign personal holding company (as specially defined in the Code), or
     o    a foreign investment company (as specially defined in the Code).


     The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.


     Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Telecom HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Telecom HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

o    at least 75% of its gross income is "passive income;" or

o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Broadband HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


Non-U.S. receipt holders


     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.


     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.


     With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Telecom HOLDRS or of the underlying securities unless:

o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or


o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Telecom HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Telecom HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Telecom HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Telecom HOLDRS. The trust delivered the initial distribution of Telecom HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

     Investors who purchase Telecom HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

     Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Telecom HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Telecom HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Telecom HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Telecom HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Telecom HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Telecom HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Telecom HOLDRS. This prospectus relates only to Telecom HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Telecom HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Telecom HOLDRS have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.


     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. The historical prices of the underlying securities should not be taken as an indication of future performance.




                                ALLTEL CORP. (AT)


     Alltel Corporation, through its subsidiaries, provides a variety of telecommunications, publishing and support services to customers in the United States. Its communications operations consist of its wireless, wireline and support services segments. Subsidiaries within these segments offer cellular, personal communications services (PCS) and paging operations. The subsidiaries also offer incumbent local exchange carrier (ILEC), competitive local exchange carrier (CLEC), Internet access operations, long-distance and network management, communications products, directory publishing operations and telecommunications information services operations.



           Closing             Closing            Closing           Closing            Closing             Closing
   2001     Price     2002      Price    2003      Price    2004     Price    2005      Pice      2006      Price
-------------------------------------------------------------------------------------------------------------------
January     59.18    January    55.48   January    46.87   January   48.68   January   55.04     January   60.03
February    53.70    February   55.65   February   43.42   February  51.80   February  57.20
March       52.46    March      55.55   March      44.76   March     49.89   March     54.85
April       54.61    April      49.50   April      46.86   April     50.34   April     56.96
May         57.99    May        51.49   May        47.88   May       50.63   May       58.17
June        61.26    June       47.00   June       48.22   June      50.62   June      62.28
July        61.65    July       40.52   July       46.79   July      52.00   July      66.50
August      58.00    August     42.06   August     45.80   August    54.65   August    61.99
September   57.95    September  40.13   September  46.34   September 54.91   September 65.11
October     57.14    October    49.71   October    47.27   October   54.93   October   61.86
November    65.08    November   55.08   November   45.41   November  56.69   November  66.83
December    61.73    December   51.00   December   46.58   December  58.76   December  63.10


The closing price on February 14, 2006 was $61.90.

                                  AT&T Inc. (T)

         AT&T, Inc., through its subsidiaries, provides telecommunication services in the United States and internationally. AT&T provides Internet protocol based communications services for businesses, including a portfolio of virtual private network, voice over IP and other offerings. Its services also include Web services, Web site acceleration, caching, content distribution, streaming, enterprise messaging and uninterrupted access to critical data and applications. In addition, the company provides broadband DSL, long distance and local voice services, network integration and consulting, contact management services, directory publishing and advertising services, data and managed data services, wireless voice and data services and a range of conferencing solutions for businesses. As a result of the merger of SBC Communications and AT&T Corp, AT&T Corp will no longer be an underlying security of the Telecom HOLDRS.



           Closing           Closing           Closing           Closing            Closing          Closing
   2001     Price    2002     Price     2003    Price    2004     Price     2005     Price    2006    Price
---------  -------  -------- -------  -------  ------- --------  -------  --------- ------- -------  -------
January     48.35   January    37.45  January   24.44  January    25.50   January    23.76  January   25.95
February    47.70   February   37.84  February  20.80  February   24.01   February   24.06
March       44.63   March      37.44  March     20.06  March      24.54   March      23.69
April       41.25   April      31.06  April     23.36  April      24.90   April      23.80
May         43.05   May        34.29  May       25.46  May        23.70   May        23.38
June        40.06   June       30.50  June      25.55  June       24.25   June       23.75
July        45.03   July       27.66  July      23.36  July       25.34   July       24.45
August      40.91   August     24.74  August    22.46  August     25.79   August     24.08
September   47.12   September  20.10  September 22.25  September  25.95   September  23.97
October     38.11   October    25.66  October   23.98  October    25.26   October    23.85
November    37.38   November   28.50  November  23.28  November   25.17   November   24.91
December    39.17   December   27.11  December  26.07  December   25.77   December   24.49


The closing price on February 14, 2006 was $28.29.



                                 BCE, INC. (BCE)


         BCE, Inc. is a communications company that provides residential and business customers in Canada with wireline and wireless telecommunications products and services, satellite communications and direct-to-home (DTH) television services; BCE also provides systems integration expertise, electronic commerce solutions and high-speed Internet access. BCE's services are provided largely through Bell Canada, Bell Globemedia, which holds the BCE's media interests, and BCE Emergis, through which BCE conducts its e-commerce business.



           Closing            Closing            Closing            Closing            Closing           Closing
  2001      Price     2002     Price     2003     Price    2004      Price     2005     Price     2006    Price
--------   -------   -------- -------  --------- -------  --------  -------  --------  -------   ------- -------
January     28.56    January   21.96   January    18.94   January    22.26   January    23.84    January  24.21
February    26.65    February  20.87   February   18.74   February   21.88   February   23.44
March       22.51    March     17.62   March      18.32   March      21.03   March      24.99
April       24.95    April     17.49   April      19.82   April      19.94   April      24.06
May         25.38    May       18.51   May        22.02   May        19.90   May        23.00
June        26.30    June      17.42   June       23.11   June       20.04   June       23.68
July        26.73    July      16.53   July       22.20   July       20.97   July       24.16
August      24.82    August    18.16   August     21.70   August     20.82   August     26.20
September   22.05    September 17.70   September  21.85   September  21.65   September  27.44
October     22.13    October   17.35   October    22.61   October    23.22   October    24.75
November    23.02    November  18.32   November   22.37   November   24.25   November   23.72
December    22.80    December  18.01   December   22.36   December   24.13   December   23.95


The closing price on February 14, 2006 was $23.59.

                              BELLSOUTH CORP. (BLS)


     BellSouth Corporation offers voice and data services to both business and residential customers in the United States and in Latin America. BellSouth's operations include wireline communications, domestic wireless and advertising and publishing. Its wireline communications segment offers local exchange, network access, high-speed internet access through digital subscriber lines
(DSL) and long distance services in the southeastern United States. BellSouth provides domestic wireless voice and data services through Cingular Wireless, a joint venture with SBC communications; the company also offers broadband data and e-commerce solutions including Web hosting and other Internet services to business customers. The advertising and publishing segment prints and sells advertising in telephone directories and online. BellSouth markets its products primarily through its own sales representatives.


           Closing            Closing            Closing           Closing            Closing           Closing
   2001     Price     2002     Price     2003     Price     2004    Price    2005      Price     2006    Price
---------  -------  --------- -------  --------- -------  -------- -------- --------  -------  -------  -------
January    42.14    January    40.00    January    22.78   January   29.23   January   26.24   January  28.77
February   41.96    February   38.76    February   21.67   February  27.56   February  25.80
March      40.92    March      36.86    March      21.67   March     27.69   March     26.29
April      41.96    April      30.35    April      25.49   April     25.81   April     26.49
May        41.23    May        33.28    May        26.51   May       24.96   May       26.76
June       40.27    June       31.50    June       26.63   June      26.22   June      26.57
July       40.70    July       26.85    July       25.47   July      27.09   July      27.60
August     37.30    August     23.32    August     25.20   August    26.76   August    26.29
September  41.55    September  18.36    September  23.68   September 27.12   September 26.30
October    37.00    October    26.15    October    26.31   October   26.67   October   26.02
November   38.50    November   27.80    November   26.03   November  26.82   November  27.26
December   38.15    December   25.87    December   28.30   December  27.79   December  27.10

The closing price on February 14, 2006 was $30.50.



                           CINCINNATI BELL INC. (CBB)


     Cincinnati Bell Inc. (formerly known as Broadwing Inc.) is a regional provider of data and voice communications services, equipments and wireless communications services. Cincinnati Bell operates in four business segments: local, wireless, hardware and managed services and other. The local segment provides local telephone service, network access, data transport, high-speed and dial-up Internet access, as well as other ancillary products and services to customers in southwestern Ohio, northern Kentucky and southeastern Indiana. The wireless segment provides advanced wireless digital personal communications services and sales of related communications equipment to customers in its Greater Cincinnati and Dayton, Ohio operating areas, as well as on the AWE national wireless network. The hardware and managed services segment provides data center collocation, information technology consulting service and telecommunications and computer equipment, in addition to their related installation and maintenance services. The other segment sells voice long distance service to businesses and residential customers in the Greater Cincinnati and Dayton, Ohio region. While the company sold substantially all of its broadband assets in September 2003, it retained its Cincinnati Bell Technology Solutions (CBTS) subsidiary, which provides information technology
(IT) consulting, data collection, and managed services.



            Closing           Closing            Closing           Closing            Closing          Closing
   2001      Price     2002    Price      2003    Price    2004     Price     2005     Price    2006    Price
----------  ------   -------- -------  ---------  ------  -------- ------   --------  -------  ------- -------
January     28.08    January   7.99    January    3.99    January    5.50   January    4.25    January  3.50
February    23.52    February  6.28    February   3.76    February   5.15   February   4.40
March       19.15    March     6.99    March      4.00    March      4.07   March      4.25
April       24.80    April     6.60    April      4.63    April      3.95   April      4.00
May         24.69    May       3.82    May        5.10    May        4.12   May        3.95
June        24.45    June      2.60    June       6.70    June       4.44   June       4.30
July        24.31    July      2.03    July       5.64    July       4.04   July       4.54
August      17.96    August    3.22    August     5.65    August     3.61   August     4.33
September   16.08    September 1.98    September  5.09    September  3.49   September  4.41
October      9.26    October   2.28    October    5.11    October    3.41   October    3.96
November     9.52    November  4.04    November   5.71    November   3.60   November   3.90
December     9.50    December  3.52    December   5.05    December   4.15   December   3.51


The closing price on February 14, 2006 was $4.12.

                             CENTURYTEL, INC. (CTL)


     CenturyTel, Inc. is a regional integrated communications company engaged primarily in providing local exchange telephone, wireless communications and Internet access and data services. CenturyTel local telephone operations offers its services primarily in rural and smaller suburban areas in its coverage area. CenturyTel also provides long distance, Internet operations, call center operations and home and business security and monitoring services in certain local and regional markets.



           Closing            Closing            Closing           Closing             Closing          Closing
   2001     Price     2002     Price     2003     Price   2004      Price    2005       Price    2006    Price
---------- -------   -------- -------   -------  -------  -------  -------  ---------  -------  ------- -------
January     31.38    January   30.78    January   30.33   January   26.40   January     32.60   January  33.30
February    28.82    February  33.20    February  27.40   February  28.57   February    33.64
March       28.75    March     34.00    March     27.60   March     27.49   March       32.84
April       27.18    April     27.70    April     29.45   April     28.88   April       30.69
May         28.44    May       31.00    May       33.67   May       29.89   May         32.79
June        30.30    June      29.50    June      34.85   June      30.04   June        34.63
July        30.96    July      26.60    July      34.29   July      30.99   July        34.37
August      35.05    August    27.05    August    34.76   August    32.19   August      35.90
September   33.50    September 22.43    September 33.89   September 34.24   September   34.98
October     31.60    October   28.33    October   35.75   October   32.09   October     32.73
November    33.80    November  30.88    November  32.70   November  32.92   November    33.10
December    32.80    December  29.38    December  32.62   December  35.47   December    33.16

The closing price on February 14, 2006 was $35.19.




                       LEVEL 3 COMMUNICATIONS, INC. (LVLT)


     Level 3 Communications, Inc., provides a range of integrated communications services. It provides softswitch services, Internet protocol and data services and transport and infrastructure services that include high-speed Internet access services, wavelengths, and dark fiber services. The company provides its services primarily to local exchange carriers, international carriers, broadband cable television operators, interexchange carriers, systems integrators, governments, VoIP service providers, calling card providers, conferencing providers, call centers and media and entertainment content providers.


           Closing           Closing            Closing          Closing            Closing          Closing
   2001     Price    2002     Price     2003     Price    2004    Price     2005     Price    2006    Price
---------- -------  -------- -------  --------- -------  ------- -------  --------  -------  ------- -------
January     40.68   January    3.00    January   5.05    January   6.00   January    2.74    January  3.75
February    25.31   February   3.02    February  4.94    February  4.30   February   2.33
March       17.37   March      3.56    March     5.16    March     4.00   March      2.06
April       14.23   April      4.08    April     5.70    April     2.87   April      1.81
May         11.20   May        4.50    May       6.95    May       3.84   May        2.08
June         5.49   June       2.95    June      6.66    June      3.51   June       2.03
July         4.47   July       7.06    July      4.56    July      3.03   July       2.05
August       3.82   August     5.18    August    4.98    August    2.62   August     1.97
September    3.78   September  3.89    September 5.42    September 2.59   September  2.32
October      3.44   October    4.75    October   5.39    October   3.36   October    2.88
November     5.58   November   6.10    November  5.48    November  3.45   November   3.40
December     5.00   December   4.90    December  5.70    December  3.39   December   2.87

The closing price on February 14, 2006 was $3.39.

                   QWEST COMMUNICATIONS INTERNATIONAL INC. (Q)

     Qwest Communications International Inc. is a communications company that provides local and long distance telecommunications and related services, wireless services and other services, which include the subleasing of unused real estate leases. Qwest provides these services to customers within its 14-state local service area in the Mid-Western and Western United States, and also provides long distance, scalable and secure broadband and voice and video communications services outside the local service area and internationally.


           Closing           Closing            Closing          Closing          Closing           Closing
   2001     Price    2002     Price     2003     Price    2004    Price   2005     Price     2006    Price
--------   -------  -------- -------  --------- -------- ------- -------  ------- -------  -------- -------
January     42.12   January    10.50   January    4.52   January   4.04   January   4.20    January  6.02
February    36.97   February    8.70   February   3.58   February  4.58   February  3.90
March       35.05   March       8.22   March      3.49   March     4.31   March     3.70
April       40.90   April       5.03   April      3.77   April     4.02   April     3.42
May         36.74   May         5.16   May        4.49   May       3.75   May       3.92
June        31.87   June        2.80   June       4.78   June      3.59   June      3.71
July        26.00   July        1.28   July       3.99   July      3.89   July      3.82
August      21.50   August      3.28   August     4.45   August    2.89   August    3.90
September   16.70   September   2.28   September  3.40   September 3.33   September 4.10
October     12.95   October     3.39   October    3.53   October   3.42   October   4.36
November    11.90   November    4.84   November   3.66   November  4.00   November  5.24
December    14.13   December    5.00   December   4.32   December  4.44   December  5.65


The closing price on February 14, 2006 was $6.00.

                          SPRINT NEXTEL CORPORATION (S)

     Sprint Nextel Corporation offers a range of wireless and wireline communications services to consumer, business and government customers in the United States. It develops, engineers, and deploys various technologies, including two wireless networks offering mobile data services, national and international push-to-talk capabilities and a global Tier 1 Internet backbone. The company has strategic alliances with Cisco Systems, Hewlett-Packard, IBM and Nortel Networks.

           Closing           Closing            Closing           Closing             Closing            Closing
   2001     Price    2002     Price     2003     Price    2004     Price     2005      Price     2006     Price
---------  -------- -------- -------  --------  -------  -------- -------  ---------  -------   -------  ---------
January     24.80   January   17.70   January    12.14   January   17.41    January   23.83     January  22.89
February    22.36   February  14.09   February   12.70   February  17.43    February  23.68
March       21.99   March     15.29   March      11.75   March     18.43    March     22.75
April       21.25   April     15.85   April      11.51   April     17.89    April     22.26
May         20.31   May       16.45   May        13.56   May       17.76    May       23.69
June        21.36   June      10.61   June       14.40   June      17.60    June      25.09
July        23.34   July       9.35   July       14.12   July      18.68    July      26.90
August      23.34   August    11.60   August     14.77   August    19.68    August    25.93
September   24.01   September  9.12   September  15.10   September 20.13    September 23.78
October     20.00   October   12.42   October    16.00   October   20.95    October   23.31
November    21.79   November  14.58   November   14.99   November  22.81    November  25.04
December    20.08   December  14.48   December   16.42   December  24.85    December  23.36

   The closing price on February 14, 2006 was $23.99.




                     TELEPHONE AND DATA SYSTEMS, INC. (TDS)


     Telephone and Data Systems, Inc. is a diversified telecommunications service company with wireless telephone and wireline telephone operations. TDS conducts substantially all of its wireless operations through United States Cellular Corporation (U.S. Cellular) and conducts its wireline telephone operations through its wholly owned subsidiary, TDS Telecommunications Corporation (TDS Telecom). TDS Telecom is a holding company providing telecommunication services, including local exchange service, long distance telephone service and Internet access, to rural and suburban communities.


          Closing             Closing           Closing           Closing          Closing            Closing
   2001    Price    2002       Price    2003     Price     2004    Price   2005     Price     2006     Price
--------- --------  --------- -------  -------- ------  --------- ------- -------  -------   -------  ---------
January    105.50   January    86.50   January   42.90  January    66.28  January   82.32     January  35.83
February    93.45   February   87.15   February  40.07  February   72.05  February  87.50
March       93.50   March      88.25   March     40.91  March      70.87  March     81.60
April      105.00   April      86.00   April     43.09  April      65.96  April     77.19
May        105.50   May        75.80   May       48.75  May        71.65  May       38.75
June       108.75   June       60.55   June      49.70  June       71.20  June      40.81
July       107.75   July       56.95   July      53.27  July       75.90  July      39.85
August     103.25   August     59.50   August    57.42  August     77.10  August    40.85
September   94.30   September  50.45   September 56.54  September  84.17  September 39.00
October     87.90   October    50.90   October   62.60  October    74.90  October   37.82
November    90.00   November   54.80   November  62.70  November   77.50  November  36.55
December    89.75   December   47.02   December  62.55  December   76.95  December  36.03

The closing price on February 14, 2006 was $36.20.

                     TELEPHONE DATA SYSTEMS-SPECIAL "TDS-S"

     Telephone and Data Systems, Inc. is a diversified telecommunications service company with wireless telephone and wireline telephone operations. TDS conducts substantially all of its wireless operations through United States Cellular Corporation (U.S. Cellular) and conducts its wireline telephone operations through its wholly owned subsidiary, TDS Telecommunications Corporation (TDS Telecom). TDS Telecom is a holding company providing telecommunication services, including local exchange service, long distance telephone service and Internet access, to rural and suburban communities.



            Closing           Closing           Closing           Closing          Closing            Closing
   2001      Price    2002     Price    2003     Price     2004    Price    2005    Price     2006     Price
---------   ------- --------- ------- --------- -------  -------- ------- -------- -------  -------  ---------
January        *    January      *    January      *     January     *    January     *     January     34.10
February       *    February     *    February     *     February    *    February    *
March          *    March        *    March        *     March       *    March       *
April          *    April        *    April        *     April       *    April       *
May            *    May          *    May          *     May         *    May         38.00
June           *    June         *    June         *     June        *    June        38.34
July           *    July         *    July         *     July        *    July        38.20
August         *    August       *    August       *     August      *    August      38.50
September      *    September    *    September    *     September   *    September   37.55
October        *    October      *    October      *     October     *    October     36.15
November       *    November     *    November     *     November    *    November    35.05
December       *    December     *    December     *     December    *    December    34.61

The closing price on February 14, 2006 was $34.70



                        VERIZON COMMUNICATIONS INC. (VZ)

     Verizon Communications is a telecommunications company that provides local telephone, wireless communications and long-distance and Internet services. Verizon operates through three segments: Domestic Telecom, Domestic Wireless and Information Services. The Domestic Telecom segment provides local telephone services in 29 states and the District of Columbia. Its services include voice and data transport, enhanced and custom calling features, network access, directory assistance, private lines, public telephones, digital channel service and integrated services digital network. The Domestic Wireless segment offers various products and services, which include wireless voice and data services. The Information Services segment engages in print and online directory publishing, electronic communications products and services and Website creation services. In addition, the company offers wireline and wireless communication services in the Americas and Europe.


            Closing            Closing            Closing          Closing            Closing          Closing
   2001      Price     2002     Price     2003     Price    2004    Price     2005     Price   2006     Price
---------   -------  --------- -------  --------- ------- -------- -------  --------  -------  ------- --------
January      54.95   January    46.35   January    38.28  January   36.86   January    35.59   January  31.66
February     49.50   February   46.80   February   34.58  February  38.33   February   35.97
March        49.30   March      46.10   March      35.35  March     36.54   March      35.50
April        55.07   April      40.11   April      37.38  April     37.74   April      35.80
May          54.85   May        43.00   May        37.85  May       34.58   May        35.38
June         53.50   June       40.15   June       39.45  June      36.19   June       34.55
July         54.15   July       33.00   July       35.00  July      38.54   July       34.23
August       50.00   August     31.00   August     35.32  August    39.25   August     32.71
September    54.11   September  27.44   September  32.44  September 39.38   September  32.69
October      49.81   October    37.76   October    33.60  October   39.10   October    31.51
November     47.00   November   41.88   November   32.84  November  41.23   November   31.98
December     47.46   December   38.75   December   35.08  December  40.51   December   30.12


The closing price on February 14, 2006 was $33.52.

================================================================================










                               [GRAPHIC OMITTED]










                       1,000,000,000 Depositary Receipts]

                             Telecom HOLDRSSM Trust

                               -------------------


                                   PROSPECTUS


                               -------------------







                                February 16, 2006




















================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

          See Exhibit Index.

Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 16, 2006.


                            MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED


                            By:              *
                               -----------------------------------------
                               Name:  Joseph F. Regan
                               Title: First Vice President, Chief
                                        Financial Officer and Controller


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated on February 16, 2006.


              Signature                         Title
              ---------                         -----

                 *
       ------------------------         Chief Executive Officer,
           Robert J. McCann             Chairman of the Board


                 *                      Director
       ------------------------
             Do Woo Kim


                 *                      Director
       ------------------------
          Carlos M. Morales


                 *                      Director
       ------------------------
        Candace E. Browning


                 *                      Director
       ------------------------
         Gregory J. Fleming


                 *                      Chief Financial Officer and
       ------------------------         Controller
           Joseph F. Regan


  *By:    /s/ Mitchell M. Cox           Attorney-in-Fact
       ----------------------------
              Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

    *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee, dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on December 22, 1999 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Telecom HOLDRS.

    *4.2 Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on form S-1 for Telecom HOLDRS.

    *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Telecom HOLDRS Receipts, filed on December 22, 1999 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Telecom HOLDRS.

    *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on December 22, 1999 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Telecom HOLDRS.

    *8.2 Opinion of Shearman & Sterling LLP, as special U.S. Tax Counsel regarding the material federal income tax consequences, filed on July 11, 2003 as an exhibit to Amendment No. 5 to the registration statement filed on form S-1 for Telecom HOLDRS.

   *24.1 Power of Attorney (included in Part II of Registration Statement), filed on December 6, 1999 as part of the registration statement filed on form S-1 for Telecom HOLDRS.

   *24.2 Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on form S-1 for Telecom HOLDRS.

   *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, Thomas H. Patrick and Dominic A. Carone

   *24.4 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

    24.5     Power of Attorney of Robert J. McCann and Joseph F. Regan.


----------
*  Previously filed